SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Appointments

On January 8, 2008, Esmark Incorporated (the “Company”) announced the following appointments of principal and other officers:

•

David A. Luptak, was named Executive Vice President, Mill Operations of the Company and President, Mill Operations of Wheeling-Pittsburgh Steel Corporation (“WPSC”). Mr. Luptak previously served as Executive Vice President, General Counsel and Secretary of the Company and its Wheeling-Pittsburgh subsidiaries.

•	Thomas A. Modrowski was named Executive Vice-President, Downstream Operations of the Company. Mr. Modrowski previously served as President and Chief Operating Officer of WPSC.

•	V. John Goodwin was named an Executive Vice-President of the Company and will oversee USW labor relations. Mr. Goodwin was previously the Chief Executive Officer of WPSC.

A copy of the press release issued by the Company regarding the appointments is attached as Exhibit 99.1 and is incorporated herein by reference. This press release also discusses the appointments of additional non-principal officers of the Company.

Employment Agreements

On January 10, 2008, the Company agreed to extend, by an additional 45 days, the term of each employment agreement with James P. Bouchard, Chairman and CEO, Craig T. Bouchard, Vice Chairman and President, David A. Luptak, Executive Vice President, Mill Operations, V. John Goodwin, Executive Vice President and Thomas A. Modrowski, Executive Vice President, Downstream Operations, which were to terminate on January 26, 2008.

Executive Compensation Arrangements

On January 10, 2008, the Company agreed to (1) increase Mr. Jim Bouchard’s annual salary from Wheeling-Pittsburgh Corporation by $25,000 to $775,000 and his annual salary from Esmark Steel Services Group, Inc. by $25,000 to $425,000; and (2) pay the annual salaries of Messrs. Bouchard received from Wheeling-Pittsburgh Corporation in cash. As a result of the restructuring of these compensation arrangements, Jim Bouchard will forfeit 39,315.38 restricted stock units and Craig Bouchard will forfeit 26,210.25 restricted stock units. The employment agreements of Messrs. Bouchard will be amended consistent with the above terms.

On January 10, 2008, the Company agreed to a retention arrangement with Paul J. Mooney, its Executive Vice President and Chief Financial Officer. As previously disclosed, pursuant to certain change of control provisions of his employment agreement with WPSC, Mr. Mooney had the right, during December 2007, to give notice to terminate his employment and receive severance and other benefits, including a lump sum payment of two times his annual salary. In consideration of Mr. Mooney remaining with the Company until June 30, 2008, the Company agreed to pay Mr. Mooney, in addition to his base salary but in lieu of any severance benefits, a signing bonus of $200,000 and a monthly retention bonus of $86,667 for each month that Mr. Mooney remains employed through June 30, 2008. The Company has also agreed to the acceleration on June 30, 2008 of the vesting of outstanding stock unit awards held by Mr. Mooney as of January 10, 2008. Mr. Mooney’s employment agreement will be amended consistent with the above terms.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 8, 2008, entitled “Esmark Incorporated Announces Management Appointments To Oversee Its Core Business Segments.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ David A. Luptak
David A. Luptak
Executive Vice President, Mill Operations

Dated: January 14, 2008